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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY






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                             AMERICAN AIRLINES, INC.


                    Pass Through Certificates, Series 1999-1


                             UNDERWRITING AGREEMENT



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Dated: September 23, 1999

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                             AMERICAN AIRLINES, INC.

                    Pass Through Certificates, Series 1999-1

                             UNDERWRITING AGREEMENT


                                                              September 23, 1999

To the Underwriters named in Schedule I


Ladies and Gentlemen:

         American Airlines, Inc., a Delaware corporation (the "Company"), proposes that State Street Bank and Trust Company of Connecticut, National Association, acting not in its individual capacity but solely as pass through trustee (the "Trustee") under the Pass Through Trust Agreement to be dated as of October 1, 1999 (the "Basic Agreement"), as supplemented for each class of pass through certificates (the "Pass Through Certificates") to be purchased hereunder (each, a "Class") by a Trust Supplement (each, a "Trust Supplement"), in each case between the Company and the Trustee (for each Class, the Basic Agreement, as supplemented by the related Trust Supplement, being referred to herein individually as a "Designated Agreement"), issue and sell to the underwriters named in Schedule I hereto its Pass Through Certificates in the aggregate amounts and with the applicable interest rates and final expected distribution dates set forth on Schedule A hereto (the "Offered Certificates") on the terms and conditions stated herein and in Schedule II.

         Each Class of Pass Through Certificates will represent interests in a separate trust (each, a "Pass Through Trust") established pursuant to the related Designated Agreement to fund the purchase of equipment notes (the "Equipment Notes") to be issued by the Company in connection with the financing of fifteen Aircraft. The Equipment Notes will be issued under fifteen separate Indenture and Security Agreements between State Street Bank and Trust Company of Connecticut, National Association ("State Street"), as Loan Trustee (the "Loan Trustee"), and the Company (each, including any Supplements thereto, an "Indenture" and, collectively, the "Indentures").

         Certain amounts of interest payable with respect to the Pass Through Certificates will be entitled to the benefits of separate liquidity facilities. Bayerische Landesbank Girozentrale (the "Liquidity Provider") will enter into a separate revolving credit agreement with respect to each Pass Through Trust (each, a "Liquidity Facility"), to be dated as of the date on which the Closing Time (as defined below) occurs, for the benefit of the


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holders of the respective Class of Pass Through Certificates. The Liquidity
Provider and the holders of the Offered Certificates will be entitled to the benefits of an Intercreditor Agreement to be dated as of the date on which the Closing Time occurs (the "Intercreditor Agreement") among State Street, as Trustee of each Pass Through Trust, the Liquidity Provider and State Street, as Subordination Agent (the "Subordination Agent").

         As used herein, unless the context otherwise requires, the term "Underwriters" shall mean firms named as Underwriters in Schedule I and the term "you" shall mean Credit Suisse First Boston Corporation and Morgan Stanley & Co. Incorporated ("Morgan Stanley").

         Capitalized terms used but not otherwise defined in this Agreement shall have the meanings specified in or pursuant to the Designated Agreements or the Intercreditor Agreement; provided that as used in this Agreement, the term "Operative Documents" shall mean the Intercreditor Agreement, the Liquidity Facilities, the Designated Agreements, the Participation Agreements and the Indentures.

         The Company has prepared and filed on Form S-3 with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 333-74937) (as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to certain pass through certificates (including the Offered Certificates) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such pass through certificates. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Offered Certificates, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Certificates, together with the basic prospectus and including the documents filed by the Company with the Commission pursuant to the Exchange Act that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with



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respect to the Registration Statement, the Prospectus, or any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed with the Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

                  1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

                  (a) The Company meets the requirements for use of Form S-3 under the Securities Act.

                  (b) The Registration Statement has been declared effective by the Commission. On the original effective date of the Registration Statement, on the effective date of any post-effective amendment thereto, and on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of such Registration Statement, such Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing or issue dates and at the Closing Time, comply and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations, and (i) neither the Registration Statement nor any amendments thereof, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) neither the Prospectus nor any amendments thereof or supplements thereto, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment thereof or supplement thereto by or on behalf of any Underwriter through either of you expressly for use in the Registration Statement or the Prospectus, or to statements or omissions in that part of the Registration Statement


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         which constitutes the Statement of Eligibility under the Trust
         Indenture Act (Form T-1) of the Trustee.

                  (c) The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

                  (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

                  (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, results of operations or general affairs of the Company and its subsidiaries taken as a whole.

                  (f) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus.

                  (g) The Company (i) is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a), (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo,
         (iii) is a "citizen of the United States" as defined in 49 U.S.C.
         Section 40102 and (iv) is duly qualified to do business as a foreign corporation in good standing in the jurisdictions in the United States of America in which the Company has intrastate routes, a principal office (including the jurisdiction in which its principal place of business is located) or major overhaul facility. All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, is fully paid and nonassessable and is owned by AMR Corporation directly, free and clear of any liens, encumbrances, equities or claims.




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                  (h) The execution and delivery by the Company of this
         Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries or any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Offered Certificates and the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, except (i) such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states and, (ii) filings or recordings with the Federal Aviation Administration ("FAA") and under the Uniform Commercial Code as in effect in Texas, which filings or recordings shall have been made or duly presented for filing on or prior to the Closing Time.

                  (i) This Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, have each been duly authorized by the Company, and this Agreement and each Operative Document to which the Company is, or is to be, a party, have been or will be at or prior to the Closing Time, duly executed and delivered by the Company. The Equipment Notes will be duly executed and delivered by the Company at or prior to the Closing Time. The Equipment Notes and the Operative Documents to which the Company is or is to be, a party, when duly executed and delivered by the Company, assuming in the case of the Operative Documents that such documents constitute the legal, valid and binding obligation of each other party thereto, constitute or will constitute valid and binding obligations of the Company. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. The Offered Certificates, the Equipment Notes, and the Operative Documents will conform in all material respects to the descriptions thereof in the Prospectus.



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                  (j) Ernst & Young LLP, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent accountants as required by the Securities Act and the Securities Act Regulations.

                  (k) When duly executed, authenticated and delivered by the Trustee in accordance with the terms of the related Designated Agreements and sold and paid for as provided in this Agreement, the Offered Certificates will be validly issued pursuant to the related Designated Agreements and will constitute valid and binding obligations of the related Trustees enforceable against the Trustees in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; and the holders thereof will be entitled to the benefits of the related Designated Agreements.

                  (l) The Equipment Notes, when duly executed and delivered by the Company and when duly authenticated by the Loan Trustee in accordance with the terms of the related Indentures, will be duly issued under such Indentures and will constitute valid and binding obligations of the Company; and the holders thereof will be entitled to the benefits of the related Indentures.

                  2. Purchase and Sale. (a) On the basis of the representations and warranties herein contained (except as may be otherwise specified in Schedule II) and subject to the terms and conditions herein and therein set forth, the Company agrees to cause the Trustee to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trustee, at a purchase price of 100% of the principal amount thereof, the aggregate principal amount of each Class of Offered Certificates set forth opposite the name of such Underwriter in Schedule A.

                  (b) Payment of the purchase price for, and delivery of, the Offered Certificates shall be made at the date, time and location or locations specified in Schedule II, or at such other date, time or location or locations as shall be agreed upon by the Company and you, or as shall otherwise be provided in Section 7 (such date and time being herein called the "Closing Time"). Unless otherwise specified in Schedule II, payment shall be made to or upon the order of the Trustees by federal funds wire transfer or other immediately available funds against delivery to the account of Morgan Stanley at The Depository Trust Company for the respective accounts of the several Underwriters of the Offered Certificates. Such Offered Certificates shall be registered in the name of Cede & Co. or in such other names, and in such authorized denominations as you may request in writing at least two full business days before the Closing Time. Certificates for such Offered Certificates, which may be in temporary form, will be made available for examination and packaging by you at the location or locations at



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which they are to be delivered at the Closing Time (or such other location as may be specified for that purpose in Schedule II) not later than 10:00 A.M. on the business day prior to the Closing Time.

                  (c) The Company will pay to Morgan Stanley at the Closing Time for the accounts of the Underwriters any fee, commission or other compensation which is specified in Schedule II hereto. Such payment will be made by federal funds wire transfer or other immediately available funds.

                  3. Agreements. The Company covenants with each Underwriter as follows:

                  (a) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement that complies with the Securities Act and the Securities Act Regulations and which sets forth the principal amount of the Offered Certificates and their terms not otherwise specified in the basic prospectus relating to all offerings of pass through certificates under the Registration Statement, the name of each Underwriter participating in the offering and the principal amount of the Offered Certificates that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Offered Certificates are to be purchased by the Underwriters from the Trustee, any initial public offering price, any selling concession and reallowance, and such other information as you and the Company deem appropriate in connection with the offering of the Offered Certificates. The Company will promptly transmit copies of the Prospectus Supplement and the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act and will furnish to the Underwriters as many copies of the Prospectus Supplement and the Prospectus as you shall reasonably request.

                  (b) During the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, the Company will promptly advise you of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) any request by the Commission for any amendment of the Registration Statement or any amendment or supplement to the Prospectus or for any additional information relating thereto or to any document incorporated by reference therein, (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the institution or



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         threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                  (c) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Securities Act Regulations, the Company promptly will prepare and file with the Commission, subject to paragraph (d) of this Section 3, an amendment or supplement which will correct such statement or omission or an amendment or supplement which will effect such compliance. Neither your consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 4.

                  (d) At any time when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act or the Securities Act Regulations, the Company will give you notice of its intention to file any amendment to the Registration Statement or any amendment or supplement to the Prospectus, whether pursuant to the Exchange Act, the Securities Act or otherwise, will furnish you with copies of any such amendment or supplement or other documents proposed to be filed within a reasonable time in advance of filing, and will not file any such amendment or supplement or other documents in a form to which you shall reasonably object.

                  (e) The Company has furnished or will furnish to you and your counsel, without charge, conformed copies of the Registration Statement as originally filed and of all amendments thereto, whether filed before or after such Registration Statement originally became effective (including exhibits thereto and the documents incorporated therein by reference) and, so long as delivery of a prospectus by an underwriter or dealer may be required by the Securities Act, as many copies of each preliminary prospectus, the Prospectus and any amendments thereof and supplements thereto as you may reasonably request.

                  (f) The Company will take such actions as you may request to qualify the Offered Certificates for sale under the laws of such jurisdictions as you may reasonably request and will maintain such qualifications in effect so long as required for the distribution of such Offered Certificates. The Company, however, shall not be obligated to qualify as a foreign corporation or file any general consent to service of



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         process under the laws of any such jurisdiction or subject itself to taxation as doing business in any such jurisdiction.

                  (g) The Company, during the period when a prospectus relating to the Offered Certificates is required to be delivered under the Securities Act and the Securities Act Regulations, will file promptly all documents required to be filed with the Commission pursuant to
         Section 13 or 14 of the Exchange Act.

                  (h) The Company will make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of the Company), earnings statements of the Company, which will comply as to form with the provisions of Rule 158 under the Securities Act.

                  (i) Between the date of this Agreement and the Closing Time, the Company will not, without your prior consent, offer, sell or enter into any agreement to sell any public debt securities registered under the Securities Act (other than the Offered Certificates) or any debt securities which may be sold in a transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A under the Securities Act and which are marketed through the use of a disclosure document containing substantially the same information as a prospectus for similar debt securities registered under the Securities Act; provided, however, that it is understood and agreed that the restrictions of this paragraph shall not apply to the approximately $210 million Dallas-Forth Worth International Airport Facility Improvement Corporation American Airlines, Inc. Revenue Bonds, Series 1999, currently scheduled to close in October 1999, and related transactions.

                  (j) If and to the extent specified in Schedule II, the Company will promptly after the date hereof, in the event it has not already done so, file an application for the listing of the Offered Certificates on the securities exchange specified in said Schedule II and will use its best efforts to cause such Offered Certificates to be duly authorized for listing thereon, subject to official notice of issuance, and to be registered under the Exchange Act.

                  4. Conditions to the Obligations of the Underwriters. Except as otherwise provided in Schedule II, the obligations of the Underwriters to purchase and pay for the Offered Certificates pursuant to this Agreement shall be subject to the accuracy of and compliance with the representations and warranties of the Company contained herein as of the date hereof and the Closing Time, to the accuracy of the statements of the Company's officers made in any certificates furnished pursuant to the provisions hereof, to the performance by the



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Company of its covenants and other obligations hereunder and to the following additional conditions:

                  (a) At the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

                  (b) At the Closing Time, you shall have received:

                           (1) An opinion, dated the Closing Time, from Anne H.
                  McNamara, Esq., Senior Vice President and General Counsel of the Company, in form reasonably satisfactory to you and your counsel, to the effect that:

                                    (i) The Company has been duly incorporated
                           and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority under such laws to own its properties and to conduct its business as described in the Prospectus; and all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and the capital stock of the Company is owned by AMR Corporation, directly, free and clear of any liens, encumbrances, equities or claims. The Company is duly qualified to do business as a foreign corporation in good standing in the state in which its principal place of business is located. The Company holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code pursuant to which the Company is authorized to operate the Aircraft and the Company is a "citizen of the United States" as defined in 49 U.S.C. Section 40102;

                                    (ii) The Company has the corporate power and
                           authority under Delaware law to perform its obligations hereunder and under the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party;

                                    (iii) The Offered Certificates, the
                           Equipment Notes and the Operative Documents conform in all material respects to the descriptions thereof contained in the Prospectus and such descriptions conform in all material respects to the rights set forth in the instruments defining the same;




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                                    (iv) No authorization, approval, consent,
                           order or license of or filing with or notice to any government, governmental instrumentality, regulatory body or authority or court is required for the valid authorization, issuance, sale and delivery of the Offered Certificates or the Equipment Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement and the Operative Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement and the other Operative Documents to which the Company is, or is to be, a party, except such as have been obtained under the Securities Act and the Trust Indenture Act, and such as may be required under the securities or Blue Sky laws of the various states and except for the filing of Uniform Commercial Code financing statements (or amendments to any such financing statements) and the filing of continuation statements with respect thereto required to be filed at periodic intervals under the Uniform Commercial Code and any filings or recordings with the Federal Aviation Administration, as to which such counsel need express no opinion;

                                    (v) The Registration Statement has become
                           effective under the Securities Act, the Basic Agreement has been duly qualified under the Trust Indenture Act and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened;

                                    (vi) The Registration Statement, the
                           Prospectus and each amendment thereof or supplement thereto (except in each case for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Securities Act Regulations; the Basic Agreement and the Statement of Eligibility of the Trustee on Form T-1 filed with the Commission as part of the Registration Statement comply as to form in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus (except in each case for the financial statements and other financial or statistical data included or incorporated by reference therein, as to which counsel need express no opinion) appeared on its face, as of its respective filing date, to comply as to form



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                                       12

                           in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder;

                                    (vii) This Agreement has been duly
                           authorized, validly executed and delivered by the Company;

                                    (viii) Each of the Operative Documents to
                           which the Company is, or is to be, a party has been duly authorized, executed and delivered by the Company and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity;

                                    (ix) The execution and delivery by the
                           Company of this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated and in the manner herein and therein contemplated and compliance by the Company with the terms hereof and thereof, do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries or any indenture or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or any law, rule, regulation, judgment, decree or order known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, government or governmental body having jurisdiction over the Company or any of its subsidiaries;

                                    (x) The Loan Trustee under each Indenture
                           will be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the airframe and the engines comprising the Aircraft originally subject to the lien of such Indenture;

                                    (xi) The Equipment Notes, when duly
                           authorized, executed and delivered by the Company and duly authenticated by the related Loan Trustee, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity and the holders of the Equipment Notes will be entitled to the benefits of the respective Indentures; and

                                    (xii) Such counsel has no reason to believe
                           that the statements in the Registration Statements and the Prospectus with respect to statutes, administrative orders and regulations and legal and governmental proceedings do not fairly and accurately present in all material respects the information required to be set forth therein except that such counsel need express no opinion as to the matters to be addressed in clauses (ii), (iii) and (iv) of the opinion referred to in Section 4(b)(2) hereof and paragraphs 6, 7 and 9 of the form of opinion of Bingham Dana LLP set forth in Exhibit A hereto; and there are, to the best of such counsel's knowledge, no statutes, administrative orders or regulations or legal or governmental proceedings required to be described in the Registration Statements or the Prospectus which are not described as required, nor any contracts or documents of a character required to be described in the Registration Statements or the Prospectus, or to be filed as exhibits to the Registration Statements, that are not so described or filed as required;

                                    (xiii) The routes presently operated by the
                           Company are being operated pursuant to valid certificates or exemption orders issued by the Department of Transportation or its predecessor, the Civil Aeronautics Board, and no such certificate or exemption order is the subject of any "show cause" or other order of, or any proceeding before, or any investigation by, the Department of Transportation or its predecessor (other than proceedings for the renewal of temporary rights) which in the opinion of such counsel might reasonably result in a final order impairing the validity of such certificates or exemption orders; and

                                    (xiv) Assuming due authorization, execution
                           and delivery by the Trustee and the Subordination Agent of the Participation Agreements, each Participation Agreement constitutes the valid and binding obligation of each such party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity;

and to such further effect with respect to other legal matters relating to this Agreement, the Equipment Notes and the Operative Documents to which the Company is, or is to be, a party and the sale of the Offered Certificates hereunder as counsel for the Underwriters may reasonably request.

                  Such counsel shall also state that no facts have come to the attention of such counsel which have caused such counsel to believe (A) that the Registration Statement or any amendment thereto, on the original effective date thereof, on the effective date of any post-effective amendment thereto, or on the date of the filing by the Company of its most recent Annual Report on Form 10-K after the filing of the Registration Statement (except, in each case, for the financial statements and other financial and statistical data included or incorporated by reference therein, and except for the Statement of Eligibility on Form T-1 of the Trustee under the Basic Agreement, as to which such counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) that the Prospectus at the time the Prospectus Supplement was issued or the Prospectus, together with any amendment or supplement thereto, at the time any such amended or supplemental Prospectus was issued or at the Closing Time (except, in each case, for the financial statements and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In giving such opinion, such counsel may state that such opinion is limited to the laws of the States of New York and Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States, except that such counsel expresses no opinion as to the securities laws of any state. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact.

                           (2) An opinion, dated the Closing Time, of Debevoise
                  & Plimpton, as counsel for the Company, in form reasonably satisfactory to you and your counsel, to the effect that:

                                    (i) The Offered Certificates have been duly
                           authorized and validly executed, issued and delivered by the Trustee pursuant to the related Designated Agreements and constitute valid and binding obligations of the Trustee enforceable against the Trustee in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity; the holders of the Offered Certificates are entitled to the benefits of the related Designated Agreements;

                                    (ii) The statements in the Registration
                           Statement and Prospectus under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

                                    (iii) The Pass Through Trusts should not be
                           classified as associations (or as publicly traded partnerships) taxable as corporations for federal income tax purposes, but rather, based on an interpretation of analogous authorities under existing law, each Pass Through Trust should be classified as a grantor trust under subpart E, Part I of Subchapter J of Chapter 1 of subtitle A of the Internal Revenue Code of 1986, as amended, and each of the Certificate Owners should be treated as the owner of a pro rata undivided interest in each of the related Equipment Notes and any other property held in the related Pass Through Trust;

                                    (iv) Section 1110 of the Bankruptcy Code
                           ("Section 1110") conforms in all material respects to the description thereof contained in "Description of the Equipment Notes - Remedies" in the Prospectus. Such counsel notes that during 1998, the U.S. District Court for the District of Colorado issued opinions arising from the bankruptcy proceedings of Western Pacific Airlines, Inc. relating to Section 1110. The decisions held that, once an airline debtor reaffirms its obligations and cures its defaults under an aircraft lease within the prescribed period in accordance with Section 1110, the lessor under such lease is not entitled to repossess the aircraft under Section 1110 if the airline subsequently defaults under such lease. In the opinion of such counsel, such District Court holdings are erroneous because they are inconsistent with the overriding purpose of Section 1110 to protect creditors secured by qualifying aircraft against being stayed from exercising their rights while defaults under their financing agreements remain uncured;

                                    (v) The Trusts are not required to be
                           registered under the Investment Company Act of 1940, as amended; and

                                    (vi) Assuming due authorization, execution
                           and delivery by the Trustee of the Designated Agreements and the Intercreditor Agreement and by the Subordination Agent of the Intercreditor Agreement and the Liquidity Facilities, each such agreement constitutes the valid and binding obligation of each respective party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity.

                  The opinions of such counsel expressed in the immediately preceding clause (vi) shall be limited to the laws of the State of New York governing the enforceability of contracts as such and in giving such opinion, such counsel may rely as to certain matters acceptable to you upon the opinions referred to in Section 4(b)(1) and Section 4(b)(3) hereof, in which case the opinion shall state that such counsel believes that it and the Underwriters are entitled to so rely. In rendering the opinions set forth above, such counsel may rely upon certificates of officers of the Company and of public officials as to matters of fact.

                           (3) An opinion, dated the Closing Time, of Bingham
                  Dana LLP, counsel for State Street, individually, as Subordination Agent, Trustee and Loan Trustee, in form and substance reasonably satisfactory to you and your counsel and substantially to the effect set forth in Exhibit A hereto.

                           (4) An opinion, dated the Closing Time, from (i)
                  Winthrop, Stimson, Putnam & Roberts, counsel for the Liquidity Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit B-1 hereto, and (ii) Schwarz Kurtze Schniewind Kelwing Wicke, German counsel for the Liquidity Provider, in form and substance satisfactory to you and your counsel and substantially to the effect set forth in Exhibit B-2 hereto.

                           (5) An opinion, dated the Closing Time, from Shearman
                  & Sterling, counsel for the Underwriters, to the effect that the opinions delivered pursuant to subsections (b)(1) through
                  (b)(4) of this Section 4 appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you and with respect to the issuance and sale of the Offered Certificates, the Registration Statement, the Prospectus and other related matters as you may reasonably require.

                  (c) (1) At the Closing Time, there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of such Closing Time, to the effect that there has been no such material adverse change and to the effect that the representations and warranties of the Company contained in Section 1 hereof are true and correct with the same force and effect as though made at such Closing Time.

                  (2) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, neither Moody's Investors Service, Inc. nor Standard & Poor's Ratings Services shall have downgraded its rating accorded to any of the Company's taxable debt securities with maturities greater than one year.

                  (d) You shall have received the letter specified in Schedule III at the Closing Time.

                  (e) At the Closing Time, each of the Equipment Notes and Operative Documents shall have been executed and delivered by each party thereto; the representations and warranties of the Company contained in the Operative Agreements shall be accurate as of the Closing Time and you shall have received a certificate of the President, an Executive Vice President, a Senior Vice President or a Vice President of the Company, dated as of the Closing Time, to such effect.

                  (f) The Company shall have furnished to you and your counsel, in form and substance satisfactory to them, such other documents, certificates and opinions as such counsel may reasonably request for the purpose of enabling such counsel to pass upon the matters referred to in subsection (b)(5) of this Section 4 and in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.

                  (g) If the Offered Certificates are specified in Schedule II as securities to be listed on a securities exchange, the Offered Certificates shall have been duly authorized for listing by the securities exchange specified in said Schedule II, subject only to official notice of issuance.

                  (h) Each of the Appraisers shall have furnished to the Underwriters a letter from such Appraiser, addressed to the Company and dated the Closing Time, confirming that such Appraiser and each of its directors and officers (i) is not an affiliate of the Company or any of its affiliates, (ii) does not have any substantial interest, direct or indirect, in the Company or any of its affiliates and (iii) is not connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

                  (i) At the Closing Time, the Offered Certificates shall be rated "AAA", in the case of the Offered Certificates of the Class A-1 Trust, "AAA", in the case of the Offered Certificates of the Class A-2 Trust, "AA-", in the case of the Offered Certificates of the Class B Trust and "A", in the case of the Offered Certificates of the Class C Trust, by Standard & Poor's Ratings Services; and "Aa1", in the case of the Offered Certificates of the Class A-1 Trust, "Aa1", in the case of the Offered Certificates of the Class A-2 Trust, "Aa3", in the case of the Offered Certificates of the Class B Trust and "A1", in the case of the Offered Certificates of the Class C Trust, by Moody's Investors Service, Inc.

                  (j) At the Closing Time, all conditions precedent specified in each Participation Agreement with respect to the funding of the related Equipment Notes, shall have been satisfied; the representations and warranties of the Company, the Pass Through Trustee, the Subordination Agent and the Loan Trustee contained in each of the Participation Agreements shall be accurate as of the Closing Time (except to the extent that they relate solely to an earlier date in which case they shall be accurate as of such earlier date) and you shall have received certificates of the Company and appropriate officers of the Subordination Agent, Pass Through Trustees and Loan Trustees, dated as of the Closing Time, to such effect; and you shall have received a copy of each opinion required to be delivered under each of the Participation Agreements dated as of the Closing Time, and addressed to you, and of such other documents furnished in connection with the fulfillment of such conditions as you may reasonably request.

                  All such opinions, certificates, letters and documents shall be deemed to be in compliance with the provisions hereof only if they are in all respects satisfactory to you and your counsel.

                  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, other than by reason of any default by any Underwriter, such failure to fulfill a condition may be waived by you, or this Agreement may be terminated by you by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Sections 5, 6 and 8 hereof, which provisions shall remain in effect notwithstanding such termination.

                  5. Payment of Expenses. The Company will pay or cause to be paid all expenses incident to the performance of the obligations of the Company under this Agreement, including (i) expenses relating to the preparation, printing, filing and distribution of any preliminary prospectus supplements, the Prospectus, the Registration Statement and any amendments thereof or supplements thereto, (ii) expenses relating to the preparation, printing and distribution of any agreement among underwriters, this Agreement, the Offered

Certificates, the Equipment Notes, the Operative Documents, any Underwriter's Questionnaire, the Blue Sky Survey and any Legal Investment Survey by the Underwriter's counsel, (iii) expenses relating to the issuance and delivery of the Offered Certificates to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) expenses of qualifying the Offered Certificates under state securities laws in accordance with Section 3(f), including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey and any Legal Investment Survey, (vi) the fees and expenses of the Trustee, the Subordination Agent, the Loan Trustees and the Liquidity Provider and the fees and disbursements of their respective counsel, (vii) any fees charged by rating agencies for rating the Offered Certificates, (viii) certain fees and expenses of counsel for the Underwriters as heretofore agreed, and (ix) the fees and expenses, if any, incurred in connection with the listing of the Offered Certificates on any securities exchange. The Company will also cause to be paid all expenses incident to the performance of its obligations under the Operative Documents and each of the other agreements and instruments referred to therein.

                  If this Agreement is terminated by you in accordance with the provisions of Section 4 or Section 9(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, incurred by them in connection with the offering contemplated by this Agreement.

                  6. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act, or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary prospectus relating to the Offered Certificates or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon, and in conformity with, written information relating to any Underwriter furnished to the Company by or on behalf of such Underwriter through either of you specifically for use in connection with the preparation thereof or made in the part of the Registration Statement constituting the Statement of Eligibility under the Trust Indenture Act of the Trustee on Form T-1, (ii) the foregoing indemnity agreement, with respect to any preliminary prospectus, shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) as to whom it shall be established did not send or deliver to the person asserting any such loss, claim, damage or liability and who purchased Offered Certificates which are the subject thereof a copy of the Prospectus as amended or supplemented (exclusive of material incorporated by reference) at or prior to the written confirmation of the sale of such Offered Certificates in any case where such delivery is required by the Securities Act, and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the Prospectus as amended or supplemented and the Company had previously furnished copies thereof to such Underwriter, and (iii) the Company will not be liable for any loss, liability or expense of any settlement of any pending or threatened litigation or any pending or threatened governmental agency investigation or proceeding if such settlement is effected without the prior written consent of the Company. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person who controls the Company within the meaning of the Securities Act, against any and all losses, claims, damages, liabilities and expenses described in the indemnity contained in Section 6(a), but only with respect to untrue statements or alleged untrue statements or omissions or alleged omissions made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through either of you specifically for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

                  (c) Promptly after receipt by an indemnified party under this
Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party or parties in writing of the commencement thereof; but the omission so to notify the indemnifying party or parties will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In case any such action is brought against any indemnified party and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent that it may elect, by written notice delivered to such indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if, in the reasonable judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. Upon receipt of notice from the indemnifying party or parties to such indemnified party of the election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party or parties will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subparagraph (a) of this Section 6 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). It is understood that all such fees and expenses of counsel for the indemnified party for which the indemnifying party is liable shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in paragraph (a) or
(b) of this Section 6 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Offered Certificates pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Offered Certificates pursuant to this Agreement shall be deemed to be in the same proportion as the total proceeds from the offering of the Offered Certificates pursuant to this Agreement (net of compensation paid to the Underwriters but before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bears to the aggregate initial public offering price of the Offered Certificates as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any such action or claim. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Offered Certificates set forth opposite their respective names in
Schedule I hereto and not joint.

                  7. Default. If any one or more Underwriters shall fail at the Closing Time to purchase and pay for any of the Offered Certificates agreed to be purchased by such Underwriter or Underwriters pursuant to this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the aggregate principal amount of Offered Certificates specified to be purchased by them in Schedule I bears to the aggregate principal amount of Offered Certificates to be purchased by all the remaining Underwriters) the Offered Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Offered Certificates that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Certificates to be purchased pursuant to this Agreement, the remaining Underwriters shall have the right, but not the obligation within 24 hours thereafter, to make arrangements to purchase all, but not less than all, of such Offered Certificates, and if such nondefaulting Underwriters do not complete such arrangements within such 24 hour period, then this Agreement will terminate without liability to any nondefaulting Underwriters or the Company. In the event of any such termination, the provisions of Sections 5, 6 and 8 shall remain in effect. In the event of a default by any Underwriter as set forth in this Section 7 that does not result in a termination of this Agreement, the Closing Time shall be postponed for such period, not exceeding seven days, as the nondefaulting Underwriters or the Company shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and to any nondefaulting Underwriters for damages occasioned by its default hereunder.

                  8. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Company or any Underwriter or any controlling person of either and shall survive delivery of any Offered Certificates to the Underwriters.

                  9. Termination. This Agreement may be terminated immediately upon notice from you to the Company at any time at or prior to the Closing Time
(i) if there has been, since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets is such as to make it, in your judgment, impracticable to market the Offered Certificates or enforce contracts for the sale of the Offered Certificates, or (iii) if trading in the securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by said exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities. In the event of any such termination, the provisions of Sections 5, 6 and 8 shall remain in effect.

                  10. Notices. All notices and other communications hereunder shall be in writing and effective only upon receipt, and, if sent to the Underwriters, will be mailed or transmitted by any standard form of telecommunication to the Underwriters as set forth in Schedule I or, if sent to the Company, will be mailed or transmitted by any standard form of telecommunication to it at P.O. Box 619616, Dallas/Fort Worth Airport, Texas 75261-9616, attention of the Treasurer.

                  11. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their successors, heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Offered Certificates from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

                  12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  13. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party hereto all such counterparts taken together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and each Underwriter in accordance with its terms.

                                                  Very truly yours,

                                                  AMERICAN AIRLINES, INC.


                                                  By: /s/ LESLIE MANDEVILLE
                                                     ---------------------------
                                                     Name: Leslie Mandeville
                                                     Title: Managing Director -
                                                            Corporate Financing
                                                            and Banking

confirmed and accepted as of
the date first above written:

CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED



By: CREDIT SUISSE FIRST BOSTON CORPORATION


    By: /s/ THOMAS L. SMITH
       -------------------------------------
       Name: Thomas L. Smith
       Title: Director


By: MORGAN STANLEY & CO. INCORPORATED


    By: /s/ PATRICK KAUFER
       -------------------------------------
       Name: Patrick Kaufer
       Title: Vice President

                                                                      SCHEDULE A
                                                                              to
                                                                    Underwriting
                                                                       Agreement







Class of                          Aggregate                                                 Final Expected
Pass Through                      Principal                                               Regular Distribution
Certificates                      Amounts                   Interest Rate                           Date
------------                      ---------                 -------------                 ---------------------

1999-1, Class A-1             $150,889,000                     6.855%                         April 15, 2009

1999-1, Class A-2              316,969,000                     7.024%                         October 15, 2009

1999-1, Class B                 84,525,000                     7.324%                         October 15, 2009

1999-1, Class C                 47,617,000                     7.155%                         October 15, 2004

                                                                      SCHEDULE I
                                                                              to
                                                                    Underwriting
                                                                       Agreement



                                                Dated: September 23, 1999


                             AMERICAN AIRLINES, INC.




                                                  PRINCIPAL         PRINCIPAL       PRINCIPAL        PRINCIPAL
                                                  AMOUNT OF         AMOUNT OF       AMOUNT OF        AMOUNT OF
                                                  CLASS A-1         CLASS A-2        CLASS B          CLASS C
UNDERWRITER                                      CERTIFICATES     CERTIFICATES     CERTIFICATES     CERTIFICATES
-----------                                     --------------   --------------   --------------   --------------

Credit Suisse First Boston Corporation ......   $   30,179,000   $   63,395,000   $   16,905,000   $    9,524,000
                                                --------------   --------------   --------------   --------------
Morgan Stanley & Co. Incorporated ...........       30,179,000       63,395,000       16,905,000        9,524,000
                                                --------------   --------------   --------------   --------------
Goldman Sachs & Co. .........................       30,177,000       63,393,000       16,905,000        9,523,000
                                                --------------   --------------   --------------   --------------
Merrill Lynch, Pierce, Fenner & Smith .......       30,177,000       63,393,000       16,905,000        9,523,000
                                                --------------   --------------   --------------   --------------
   Incorporated
Salomon Smith Barney ........................       30,177,000       63,393,000       16,905,000        9,523,000
                                                --------------   --------------   --------------   --------------
Total .......................................   $  150,889,000   $  316,969,000   $   84,525,000   $   47,617,000
                                                ==============   ==============   ==============   ==============



All notices to the Underwriters shall be sent as follows:



c/o      Credit Suisse First Boston Corporation                        c/o      Morgan Stanley & Co. Incorporated
         Eleven Madison Avenue                                                  1585 Broadway
         New York, NY 10010                                   AND               New York, NY 10036
         Attention: Transaction Advisory Group                                  Attention: Equipment Finance Group
         Fax no: (212) 325-8278                                                 Fax no: (212) 761-0786


                                                                     SCHEDULE II
                                                                              to
                                                                    Underwriting
                                                                       Agreement


                                          Dated: September 23, 1999



                             AMERICAN AIRLINES, INC.


Underwriting fees, discounts, commissions or other compensation: $3,900,000

Closing date, time and location:       10:00 A.M. on October 6, 1999 at the
                                       offices of Debevoise & Plimpton, 875
                                       Third Avenue, New York, NY 10022


Listing requirement: None.

Other terms and conditions: None

                                                                    SCHEDULE III
                                                                              to
                                                                    Underwriting
                                                                       Agreement



                                            Dated:


                             AMERICAN AIRLINES, INC.

                  Matters to be covered by Letter or Letters of
                              Independent Auditors


                  Ernst & Young shall have furnished to you the following letter, dated as of the Closing Time, in form and substance satisfactory to you, to the effect that:

                  (i) They are independent certified public accountants with respect to the Company and AMR Corporation within the meaning of the Securities Act and the applicable published rules and regulations thereunder, and the answer to Item 10 of the Registration Statement insofar as it relates to them is none;

                  (ii) In their opinion, the audited consolidated financial statements and financial statement schedule incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the related published rules and regulations thereunder;

                   (iii) On the basis of performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, "Interim Financial Information", on the unaudited consolidated financial statements of the Company contained in the Company's Quarterly Report on Form 10-Q for the quarters ended March 31 and June 30, 1999, a reading of the latest unaudited consolidated financial statements made available by the Company, a reading of the minutes of the Board of Directors of the Company and any committees thereof and of the consent of the sole stockholder of the Company, and a reading of the minutes of the Board of Directors of AMR Corporation and any committees thereof and of the stockholders of AMR Corporation, since the date of the latest audited consolidated financial statements incorporated by reference in the Registration Statement, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, which do not constitute an audit conducted in accordance with generally accepted auditing standards and which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited consolidated financial statements
                  incorporated by reference in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder as they apply to Form 10-Q or that any material modifications should be made to such unaudited consolidated financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) as of August 31, 1999, and as of a specified date
                  not more than five calendar days prior to the date of delivery of such letter, there has been any change in the consolidated capital stock or consolidated long-term debt of the Company, or any decrease in consolidated net current assets or consolidated stockholder's equity of the Company or other items specified by you, in each case as compared with amounts shown in the latest consolidated balance sheet incorporated by reference in the Registration Statement, except in each case for changes or decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

                           (C) for the period July 1, 1999 to August 31, 1999,
                  and for the period from the date of the latest consolidated financial statements of the Company incorporated by reference in the Registration Statement to a specified date not more than five calendar days prior to the date of delivery of such letter, there were any decreases in consolidated total operating revenues, consolidated operating income or consolidated net earnings of the Company, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length reasonably specified by you, except in each case for decreases which the Registration Statement discloses have occurred or may occur or which are described in such letter; and

                  (iv) They have performed certain procedures specified in their letter for the purpose of determining whether certain financial information with respect to the Company and its consolidated subsidiaries appearing or incorporated by reference in the Registration Statement and specified in said letter agrees with indicated amounts in the applicable financial statements or accounting records of the Company and its subsidiaries or affiliates.

                                                                     EXHIBIT B-1
                                                                              to
                                                                    Underwriting
                                                                       Agreement


             Form of Opinion of Winthrop, Stimson, Putnam & Roberts

         1. The Revolving Credit Agreements and the Intercreditor Agreement (collectively, the "Liquidity Documents") constitute the valid and legally binding agreements of the parties thereto, enforceable against each party thereto in accordance with their respective terms.

         2. The execution, delivery and performance by Bayerische Landesbank Girozentrale ("Bayerische") of the Liquidity Documents and the consummation of the transactions contemplated therein do not violate any banking law, or any governmental rule or regulation relating thereto, of the United States of America or the State of New York.

         3. No authorization, consent, approval or other action by, and no notice to or filing with, any banking authority or regulatory body of the United States of America or the State of New York is required for the due execution, delivery and performance by Bayerische of the Liquidity Documents, other than administrative and ministerial filings which Bayerische is obligated to make in the ordinary course of its business (which filings we have assumed have been and will continue to be made in a timely manner).

         Our opinion is subject to the following qualifications and limitations:

                  (a) Our opinion in paragraph 1 above is subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and other laws affecting creditors' rights generally, (ii) general equitable principles, (iii) requirements of reasonableness, good faith and fair dealing, and (iv) additionally, in the case of indemnities and exculpatory provisions (including certain waivers) in the Liquidity Documents, the effect of public policy.

                  (b) Our opinion is limited to the law of the State of New York and the federal law of the United States of America.

         The above opinions may be subject to such assumptions and qualifications as may be acceptable to the Underwriters.

                                                                     EXHIBIT B-2
                                                                              to
                                                                    Underwriting
                                                                       Agreement


           Form of Opinion of Schwarz Kurtze Schniewind Kelwing Wicke

         1. Bayerische Landesbank Girozentrale ("Bayerische") is a German public law banking institution (Anstalt des Offentlichen Rechts) duly established and validly existing under the laws of the Federal Republic of Germany.

         2. Bayerische has the power to enter into the Revolving Credit Agreements and the Intercreditor Agreement (collectively, the "Liquidity Documents") which are duly executed on behalf of Bayerische when signed by the two officers of Bayerische, Mr. Bernd Lonner and Mr. Rudiger Fern.

         3. The obligations of Bayerische under the Liquidity Documents are legal, valid, binding and enforceable against Bayerische in accordance with their respective terms, except to the extent that enforcement may be limited by equitable principles and applicable bankruptcy, insolvency, re-organization, moratorium or other similar laws affecting creditors' rights generally.

         4. It is not necessary that any of the Liquidity Documents be filed, recorded or enrolled with any public office, governmental authority or court in the Federal Republic of Germany, or that any German stamp or similar tax be paid in order to ensure the legality or validity in the Federal Republic of Germany.

         5. No consent or approval of any governmental or public bodies or authorities or courts of the Federal Republic of Germany is required by Bayerische in connection with the execution and delivery of the Liquidity Documents and the performance by Bayerische of its obligations under the Liquidity Documents.

         6. The execution, delivery and performance of the Liquidity Documents does not violate any law of the Federal Republic of Germany applicable to Bayerische.

         7. The choice of the law of the State of New York to govern the obligations of the parties under the Liquidity Documents will be upheld as a valid choice of law in any action brought in connection with the Liquidity Documents in the courts of Germany against Bayerische and the submission by Bayerische to the non-exclusive jurisdiction of the courts of the State of New York sitting in the City of New York and the United States District Court for the Southern District of New York is binding on it.

         8. Any final and conclusive judgment rendered by the Supreme Court of the State of New York or by the United States District Court for the Southern District of New York for a definite sum for the recovery of amounts due and unpaid by Bayerische under the Revolving Credit Agreements will be enforceable against Bayerische in the Federal Republic of Germany subject to the applicable rules for obtaining a necessary executory decision (action upon the foreign judgment) issued by a competent German court.

         9. The payment obligations of Bayerische under the Revolving Credit Agreements rank pari passu with its obligations to pay any other unsecured and unprivileged obligations of Bayerische for borrowed money that are not preferred by contractual stipulations or by law or in proceedings under the German Composition Code (Vergleichsordnung) or Bankruptcy Code (Konkursordnung) or Insolvency Code (Insolvenzordnung) or by similar laws affecting creditors' rights generally.

         The above opinions may be subject to such assumptions and qualifications as may be acceptable to the Underwriters.